UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2023

VINCO VENTURES, INC.

(Exact name of registrant as specified in charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of principal executive offices)	(Zip Code)

(866) 900-0992

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BBIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

(1)We are a remote-friendly company, with several hubs and locations for employees to collaborate. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreement

On February 5, 2023, Vinco Ventures, Inc. (the “Company”) entered into an Exchange Agreement with an accredited investor (the “Holder”) pursuant to which the Company and the Holder desire: (i) to exchange $250,000 aggregate principal amount of that certain convertible secured Note issued to the Holder on July 22, 2021 (the “July Note”) for an aggregate of 26,000,000 shares of Common Stock and (ii) to amend the July Note as set forth herein. On the Initial Closing Date, $105,000 aggregate principal amount of the July Note shall be exchanged into 10,800,000 shares of Common Stock and on the first (1st) trading day immediately following the date on which the Company amends its Articles of Incorporation to increase the authorized shares of the Company, $145,000 aggregate principal amount of the July Note shall be exchanged into 15,200,000 shares of Common Stock.

The Company and the Holder agreed that Section 2 of the July Note is amended and restated to be non interest bearing except if there is an event of default at which time the interest rate shall be 18%, and the minimum cash on deposit in the Control Account shall not be less than $3,000,000. The conversion price of the July Note shall be voluntarily and irrevocably reduced to $0.7831.

Within two (2) Business Days of the later to occur of the initial closing of the exchange contemplated by the Exchange Agreement and the closing of the transaction contemplated by the Securities Purchase Agreement noted below, the Holder (assuming no defaults) shall release $4,000,000 from the Control Account to the Company. Up to another $3 million shall be released over future time periods if certain conditions are met.

Securities Purchase Agreement

On February 5, 2023, the Company has entered into a Securities Purchase Agreement for the purchase of a $1,500,000 principal amount convertible note, a $10,000,000 principal amount convertible note and shares of Series A perpetual non-convertible preferred stock of the Company designated as Series A Preferred Stock, $0.001 par value. The $10,000,000 proceeds from the purchase of the $10,000,000 note shall be held in a DACA account and is redeemable by the investors when certain conditions are met, and the $1,500,000 note shall be convertible by the investors pursuant to the term set forth therein.

The note shall be convertible into Company common stock at an initial conversion price of $0.7831, representing 110% of the closing price of the Common Stock on February 3, 2023. Each investor herein shall have $2 million of the $10 million note and $300,000 of the $1.5 million note (for each investor’s portion of both notes, convertible initially into 2,937,046 shares in the aggregate).

The notes shall be secured by pledged equity and notes owned by the grantors set forth therein.

All shares issuable pursuant to the Securities Purchase Agreement shall be subject to a registration rights agreement which must be filed within 30 days of receipt of shareholder approval of the transactions in this Current Report and must effective within 60 days of the applicable filing deadline.

Each holder of outstanding share of Series A Preferred Stock will have the voting rights to vote together with the class of stockholders of Common Stock, as a single class, upon any matter submitted to the stockholders of Common Stock for a vote as of a record date established by the Board of Directors of the Company. For so long as any Series A shares remain issued and outstanding, the holders of each share shall have the right to vote, in an amount equal to one percent (1%) of the total voting power of then-outstanding shares of Common Stock of the Company entitled to vote in such class, calculated as provided herein.

The voting power of the entirety of issued and outstanding Series A Preferred Stock shall be calculated in accordance with the following formula, provided that there shall be no fractional votes and the resulting votes shall be rounded up to the nearest whole number:

VSA=(C+X)/(1-0.01*n)*0.01*n

where:

VSA	is the voting power of the entirety of the Series A Preferred Stock on the date of the vote;
C	is the total voting power of all shares of Common Stock of the Company entitled to vote on the matter(s) submitted to the holders of the outstanding voting capital stock of the Company as of a certain Record Date or date of a Written Consent, as the case may be;
X	is the total voting power of all outstanding shares of all series of Preferred Stock of the Company, other than Series A Preferred Stock, as of the Record Date or date of Written Consent, as the case may be; and
n	is the number of issued and outstanding Series A Preferred Stock as of the Record Date or date of Written Consent, as the case may be.

For example, if there are 5,000,000 shares of Common Stock issued and outstanding as of the Record Date or the date of Written Consent, as the case may be, and no shares of Preferred Stock are issued and outstanding, the holders of the voting stock, voting separately as a class, will have the right to vote an aggregate of 5,000,000 votes. In such an event, the holders of 15 issued and, subject to Section 6.2 below, the outstanding Series A Preferred Stock will have the right to vote an aggregate of 882,353 votes (and each share of Series A Preferred Stock will be entitled to 58,824 votes) in the class of holders of Common Stock and Series A Preferred Stock, which classes will, collectively, have an aggregate voting power equal to 5,882,353 votes. For so long as any Series A Preferred Stock remain issued and outstanding, the holders of each share of Series A Preferred Stock shall have the right to vote, in an amount equal to one percent (1%) of the total voting power of then-outstanding shares of Common Stock of the Company entitled to vote in such class.

Each investor shall also be issued a five year warrant to purchase up to 5,874,092 shares , and an initial exercise price of $0.7831 per share.

Convertible Note Term Sheet

On February 5, 2023, the Company executed a term sheet with an institutional investor for the purchase by such investor of up to $38 million of convertible notes and warrants with a 10% original issue discount. The notes shall not bear interest unless there is an event of default at which point the notes shall bear interest at 18% per annum. The Notes shall have a 36 month term, and the use of proceeds is acquisition of certain assets. The notes will be convertible at 110% of the lower of (x) the consolidated closing bid price on the trading day immediately prior to the execution and delivery of the subscription agreement and (y) the arithmetic average of the volume weighted average price of each day during the five (5) consecutive trading day period ending on the trading day immediately prior to the execution and delivery of the subscription agreement.

The Company shall file within 15 days of closing and have declared effective within 45 days of closing (or 60 days after closing if there is an SEC comment) a registration statement (“Effectiveness Date”) on Form S-1 covering the resale of the Conversion Shares and the Warrant Shares. Beginning on the 16th day and 46th day (61st day in the event of an SEC review), respectively, post closing, and for every subsequent 30-day period that such registration statement has not been filed or declared effective, as applicable, the Company shall pay Lead Investor 1.5% of the Principal Amount outstanding in cash as liquidated damages. Liquidated damages for any thirty-day period in which the registration statement is actually filed or declared effective will be pro-rated for that thirty-day period. Registration should be subject to standard terms as reflected in a Registration Rights Agreement mutually acceptable to Lead Investor and the Company and included in the Definitive Documentation to be signed prior to Closing.

The Company shall repay the principal amount of the Notes in monthly installments of $2,850,000 with each installment payable at the beginning of each month, and the first installment starting on the third month beginning after the Closing Date (each, an “Installment Date”).

The Company shall issue a number of Warrants, each to purchase one share of Common Stock, in a quantity initially equal to 100% of the number of Common Shares issuable upon full conversion of the Notes. The Warrants shall expire five (5) years from their initial issuance date. The initial exercise price shall be equal to the initial Conversion Price, subject to adjustment. The Warrants shall have full ratchet anti-dilution (price protection only) upon the issuance of any shares of Common Stock or securities convertible into shares of Common Stock below the then-existing exercise price. The Warrants will also be subject to customary adjustments for stock splits, dividends, recapitalizations and similar events. The Warrants will be exercisable for cash; provided, however, if a prospectus covering the shares of Common Stock underlying the Warrants is not available, the Investor may exercise the Warrant using standard cashless exercise provisions. The Warrants will carry customary black scholes fundamental transaction and dividend protection provisions.

The Investor(s) shall have a right of participation for up to 40% in additional financings until the twelve month anniversary of the date the Notes are fully retired, subject to standard carve outs for stocks options and strategic transactions.

Palladium Capital Group is acting as the placement agent on the above referenced transactions. All issuances of securities set forth above were exempt from registration under either or both of Section 3(a)(9) and Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 8.01 Other Information

On February 6, 2023, the Company is issuing the press release attached hereto as Exhibit 99.1. The Company will file a further Current Report on Form 8-K with regard to the subject matter of this press release no later than February 10, 2023.

Item 9.01 Exhibits

4.1 Certificate of Designation of Series A Non-Convertible Preferred Stock

10.1 Form of Exchange and Amendment Agreement

10.2 Form of Registration Rights Agreement

10.3 Form of Securities Purchase Agreement

10.4 Form of Senior Secured Convertible Note

10.5 Form of Warrant

10.6 Form of Guaranty

10.7 Form of Security and Pledge Agreement

10.8 Form of Intercreditor Agreement

10.9 Term Sheet

99.1 Press Release, dated February 6, 2023

104 Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2023

VINCO VENTURES, INC.

By:	/s/ Rod Vanderbilt
Name:	Rod Vanderbilt
Title:	Executive Chairman